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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): November 30, 1998


                                 NCO GROUP, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)
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
            Pennsylvania                               0-21639                               23-2858652
-------------------------------------      ---------------------------------       --------------------------------
  (State or other jurisdiction of              (Commission File Number)                   (I.R.S. Employer
   incorporation or organization)                                                      Identification Number)
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                       515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
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          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (215) 793-9300
                                                            -------------




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Item 2.  Acquisition or Disposition of Assets.

         On November 30, 1998, MSC Funding, Inc., a Delaware corporation ("Buyer"), a wholly-owned subsidiary of NCO Group, Inc. ("NCO"), purchased all of the outstanding stock of Medaphis Services Corporation, a wholly owned subsidiary of Medaphis Corporation, for $107.5 million in cash, plus an earn-out of up to $10.0 million based on the acquired company achieving certain operational targets during 1999. Medaphis Services Corporation, together with its subsidiary AssetCare, Inc. ("MSC"), is one of the largest providers of accounts receivable management services and business cosourcing services to hospitals in the United States. MSC has 31 locations and provides services to approximately 2,500 clients.

         MSC's revenues for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998 were $96.7 million and $78.1 million, respectively. Management believes that the acquisition of MSC will significantly enhance NCO's market position as a leading provider of accounts receivable management services to the healthcare sector.

         The purchase price was determined by negotiations between the parties. The cash purchase price was paid using borrowings under NCO's credit agreement with Mellon Bank. See Item 5.

Item 5.  Other Events.

Agreement to acquire JDR Holdings, Inc.
---------------------------------------

         On November 2, 1998, NCO signed a definitive agreement to acquire JDR Holdings, Inc. ("JDR"), a leading provider of technology-based outsourcing and accounts receivable management services.

         NCO will issue approximately 3.7 million shares of NCO common stock for all outstanding shares of JDR. After the transaction is completed, JDR shareholders will own approximately 17% of the combined company. JDR's revenues for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998 were $33.3 million and $38.2 million, respectively. The transaction is expected to be accounted for as a pooling of interests and treated as a tax free-reorganization.

         The acquisition, which is subject to shareholder approval of both companies, is expected to close in the first quarter of 1999.

Amendment to Credit Agreement
-----------------------------

         On November 30, 1998, NCO's credit agreement with Mellon Bank, N.A., for itself and as administrative agent for other participating lenders, was amended to, among other things, increase NCO's credit facility to provide for borrowings up to $200 million consisting of a term loan of $125 million and a revolving credit facility of up to $75 million. Borrowings bear interest at a rate equal to, at the option of NCO, Mellon Bank's prime rate (7.75% at November 30, 1998) or LIBOR plus a margin ranging from 1.25% to 2.25% depending on NCO's consolidated funded debt to EBITDA ratio (LIBOR was 5.28 % at November 30, 1998). Borrowings are collateralized by substantially all the assets of NCO and are payable upon the expiration of the five year term, except that certain quarterly payments on the term loan are payable beginning on September 30, 1999. The credit agreement contains certain financial covenants such as maintaining minimum working capital and net worth requirements and includes restrictions on, among other things, capital expenditures and distributions to shareholders.

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Risks Associated with Pending and Recent Acquisitions.
------------------------------------------------------

         The businesses acquired by NCO in 1998 and to be acquired in the pending JDR merger had combined revenues of $224.5 million in 1997 compared to NCO's revenue of $85.3 million in 1997. NCO is currently in the process of completing the integration of the acquisitions made in 1998. There can be no assurance that NCO will successfully consummate the JDR merger. The integration of MSC and JDR could divert management's attention from the daily operation of NCO, require additional management, operational and financial resources, and place significant demands on NCO's management and infrastructure. There can be no assurance that the recently acquired businesses, the MSC acquisition and the pending JDR merger will be successfully integrated with NCO, that NCO will be able to realize operating efficiencies or eliminate redundant costs, or that any or all of such businesses will be operated profitably. Further, there can be no assurance that clients of the acquired companies will continue to do business with NCO, or that NCO will be able to retain key employees of the acquired companies. In addition, there can be no assurance that the acquired companies will not have additional liabilities or contingencies that were unanticipated by NCO at the time of the acquisitions.

Item 7.  Financial Statements and Exhibits.

                  The following exhibits are being filed as part of this report:

                  (a)      Financial Statements of Businesses Acquired

                                    It is impracticable to provide any financial statements which may be required for MSC at this time. Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than February 13, 1999.

                  (b)      Pro Forma Financial Information.

                                    It is impracticable to provide any pro forma financial information which may be required for MSC at this time. Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than February 13, 1999.

                  (c)      Exhibits

         Number            Title
         ------            -----

                  1. Amended and Restated Stock Purchase Agreement by and between NCO and Medaphis Corporation dated as of October 15, 1998 as amended and restated on November 30, 1998. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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                 2.        Third Amended and Restated Credit Agreement dated as
                           of November 30, 1998 by and among NCO, its U.S. Subsidiaries, the Financial Institutions listed therein as Lenders and Mellon Bank, N.A. as administrative agent. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NCO GROUP, INC.

                                              By: /s/ Steven L. Winokur
                                                  ---------------------------
                                                  Vice President, Finance
                                                  and Chief Financial Officer



Date:   December 15, 1998




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